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                                                                    EXHIBIT (21)

                    LUFKIN INDUSTRIES, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                                                          Name Under Which such Subsidiary
       Name of Subsidiary             Jurisdiction of Incorporation                Does Business
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
Lufkin Industries Canada, Ltd.        Province of Alberta, Canada                       Same

P. T. Lufkin Indonesia                Republic of Indonesia                             Same

Lufkin Industries FSC, Corp           Barbados                                          Same

Lufkin Japan, L. L. C.                Japan                                             Same

Lufkin France, EURL                   France                                            Same

Lufkin Oilfield Services Egypt        Egypt                                             Same